--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM 8-K

                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 31, 2000

                       SOVEREIGN SPECIALTY CHEMICALS INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                    333-39373                36-4176637
        (STATE OR OTHER               (COMMISSION             (IRS EMPLOYER
JURISDICTION OF INCORPORATION)        FILE NUMBER)          IDENTIFICATION NO.)

     225 W. WASHINGTON ST. - STE. 2200, CHICAGO, ILLINOIS          60606
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (312) 419-7100

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2. Acquisition of Assets

On October 31, 2000, Sovereign Specialty Chemicals Inc. acquired certain assets of the adhesives business of Croda International Plc. The purchase price of the acquisition, excluding transaction costs, was approximately $62.0 million. Additional contingent consideration of up to approximately $4.0 million may be payable in 2001 depending on the performance of certain of the acquired operations. The purchase was funded through borrowing under our Secured Credit Facility.

This transaction will be accounted for as a purchase and as such its results of operations will be included in the Company's consolidated results of operations from the date of acquisition. Management is currently determining the allocation of the purchase price. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         The combined balance sheets of Croda Adhesives as of October 31, 2000 and December 31, 1999, and the related statements of income, stockholders' equity and cash flows for the period from January 1, 2000 to October 31, 2000 and for the two years ended December 31, 1999.

(b)      Pro forma Financial Information

         (1) Unaudited pro forma consolidated financial information for the Company for the year ended December 31, 1999.

         (2) Unaudited pro forma consolidated financial information for the Company at September 30, 2000 and for the nine months ended September 30, 2000

(c)      Exhibits

         Exhibit 2 Business and Share Agreement for the sale of a Specialty Adhesives business dated October 31, 2000, among Croda International Plc, Croda do Brasil Ltda, Sovereign Holdings, LLC, Croda Adhesives do Brasil Ltda, and Sovereign Specialty Chemicals, Inc. (filed herewith)

         Exhibit 3 Amendment No. 1 and waiver dated October 30, 2000 to the Amended and Restated Credit Agreement dated as of April 6, 2000 (filed herewith)

         Exhibit 99.1 Press Release of Sovereign Specialty Chemicals, Inc, dated October 31, 2000, regarding its acquisition of the adhesives business of Croda International Plc (previously filed)

Combined Financial Statements

Croda Adhesives Inc., Croda Adhesives Europe NV, Croda Adhesives Ltd., Croda Italiana Spa., Croda do Brasil Ltda., Croda Nordica AB, and
Croda Canada Ltd. (Croda Adhesives)

Period from January 1, 2000 to October 31, 2000 and the years ended December 31, 1999 and 1998 with Report of Independent Auditors

                                 Croda Adhesives

                          Combined Financial Statements

               Period from January 1, 2000 to October 31, 2000 and
                   the years ended December 31, 1999 and 1998




                                    CONTENTS

Report of Independent Auditors...............................................1

Audited Combined Financial Statements

Combined Balance Sheets......................................................2
Combined Statements of Income................................................3
Combined Statements of Stockholders' Equity..................................4
Combined Statements of Cash Flows............................................5
Notes to Combined Financial Statements.......................................6

                         Report of Independent Auditors


The Board of Directors
Sovereign Specialty Chemicals, Inc.

We have audited the accompanying combined balance sheets of Croda Adhesives Inc., Croda Adhesives Europe NV, Croda Adhesives Ltd., Croda Italiana Spa., Croda do Brasil Ltda., Croda Nordica AB., and Croda Canada Ltd. as of October 31, 2000 and December 31, 1999, and the related combined statements of income, stockholders' equity, and cash flows for the 10 months ended October 31, 2000, and the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the respective companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Croda Adhesives Inc., Croda Adhesives Europe NV, Croda Adhesives Ltd., Croda Italiana Spa., Croda do Brasil Ltda., Croda Nordica AB., and Croda Canada Ltd. at October 31, 2000 and December 31, 1999, and the combined results of their operations and cash flows for the 10 months ended October 31, 2000, and the years ended December 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States.




Chicago, Illinois
December 16, 2000

                                 Croda Adhesives

                             Combined Balance Sheets
                  (Dollars in Thousands, except per share data)


                                                                  OCTOBER 31      DECEMBER 31
                                                                     2000            1999
                                                               ------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                     $     496        $  1,181
   Accounts receivable, less allowance of $196 and $303             12,889          11,631
   Inventories                                                       9,070           9,230
   Other current assets                                                888             789
                                                               -----------------------------
Total current assets                                                23,343          22,831
Property, plant, and equipment, net                                 18,097          18,152
Goodwill, net                                                        4,225           4,581
                                                               -----------------------------
Total assets                                                       $45,665         $45,564
                                                               =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                               $  8,443        $  8,563
   Accrued expenses                                                  1,517           1,019
   Current portion of capital lease obligations                        108              79
   Revolving credit facility                                           840             997
                                                               -----------------------------
Total current liabilities                                           10,908          10,658

Capital lease obligations, less current portion                        130              67
Long-term payable - Parent company                                  26,175          25,742

Stockholders' equity:
   Common stock - Croda Adhesives, Inc., no par value,
     1,500 shares authorized, issued and outstanding                     -               -
   Common stock - Croda Adhesives Europe NV, no par
     value, 478 shares authorized, issued and outstanding                -               -
   Additional paid-in capital                                        2,385           2,385
   Retained earnings                                                 7,218           6,970
   Accumulated other comprehensive loss                             (1,151)           (258)
                                                               -----------------------------
Total stockholders' equity                                           8,452           9,097
                                                               -----------------------------
Total liabilities and stockholders' equity                         $45,665         $45,564
                                                               =============================

See accompanying notes to combined financial statements.

                                 Croda Adhesives

                          Combined Statements of Income
                             (Dollars in Thousands)


                                                           PERIOD FROM
                                                            JANUARY 1,
                                                              2000 TO                 YEAR ENDED
                                                            OCTOBER 31,              DECEMBER 31,
                                                               2000             1999             1998
                                                          ------------------------------------------------
Net sales                                                    $55,756          $68,159          $68,883
Cost of goods sold                                            38,866           47,286           46,797
                                                          ------------------------------------------------
Gross profit                                                  16,890           20,873           22,086
Selling, general, and administrative expenses                 15,357           17,417           17,941
                                                          ------------------------------------------------
Operating income                                               1,533            3,456            4,145

Interest expense, net                                            880            1,044            1,203
Loss (gain) on sale of property, plant, and
  equipment                                                      240              (32)             (14)
                                                          -----------------------------------------------
Income before income taxes                                       413            2,444            2,956
Income taxes                                                     165              978            1,182
                                                          -----------------------------------------------
Net income                                                   $   248          $ 1,466          $ 1,774
                                                          ===============================================

See accompanying notes to combined financial statements.

                                 Croda Adhesives

                   Combined Statements of Stockholders' Equity
                 (Dollars in Thousands, except per share data)

                                                     COMMON
                                     COMMON          STOCK -                                ACCUMULATED
                                     STOCK-          CRODA      ADDITIONAL                     OTHER
                                     CRODA         ADHESIVES     PAID-IN      RETAINED     COMPREHENSIVE
                                  ADHESIVES INC.   EUROPE NV     CAPITAL      EARNINGS     INCOME (LOSS)        TOTAL
Balance at January 1, 1998           $  -            $  -         $2,385       $3,730          $    73          $6,188
Comprehensive income:                   -               -              -            -                -               -
   Net income                           -               -              -        1,774                -           1,774
   Translation adjustment               -               -              -            -               87              87
Total comprehensive income              -               -              -            -                -           1,861
Balance at December 31, 1998            -               -          2,385        5,504              160           8,049
Comprehensive income:                   -               -              -            -                -               -
   Net income                           -               -              -        1,466                -           1,466
   Translation adjustment               -               -              -            -             (418)           (418)
Total comprehensive income              -               -              -            -                -           1,048
Balance at December 31, 1999            -               -          2,385        6,970             (258)          9,097
Comprehensive loss:                     -               -              -            -                -               -
   Net income                           -               -              -          248                -             248
   Translation adjustment               -               -              -            -             (893)           (893)
Total comprehensive loss                -               -              -            -                -            (645)
Balance at October 31, 2000          $  -            $  -         $2,385       $7,218          $(1,151)         $8,452
                                  =====================================================================================

See accompanying notes to combined financial statements.

                                 Croda Adhesives

                        Combined Statements of Cash Flows
                             (Dollars in Thousands)


                                                      PERIOD FROM
                                                       JANUARY 1,
                                                        2000 TO
                                                      OCTOBER 31,     YEAR ENDED DECEMBER 31,
                                                          2000        1999           1998
                                                     ----------------------------------------
OPERATING ACTIVITIES
Net income                                            $     248      $ 1,466       $ 1,774
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                        1,710        2,631         2,225
     Loss (gain) on sale of equipment                       240          (32)          (14)
     Provision for losses on accounts receivable              6          199           180
     Changes in operating assets and liabilities:
       Accounts receivable                               (2,213)      (2,111)         (207)
       Inventories                                         (391)        (837)        1,085
       Prepaid expenses and other assets                   (119)        (411)          214
       Accounts payable and other liabilities             1,364        2,251         1,125
                                                     ----------------------------------------
Net cash provided by operating activities                   845        3,156         6,382

INVESTING ACTIVITIES
Proceeds from sale of plant equipment                     1,682          178           665
Purchase of property, plant, and equipment               (4,146)      (2,362)       (5,039)
                                                     ----------------------------------------
Net cash used in investing activities                    (2,464)      (2,184)       (4,374)

FINANCING ACTIVITIES
Net transfers (to) from parent company on
   intercompany notes                                     1,049         (876)        1,623
Payments on credit facility                                  (3)          (9)         (549)
Payments on capital lease obligations                       (86)        (134)         (139)
                                                     ----------------------------------------
Net cash provided by (used in) financing activities         960       (1,019)          935
Effect of exchange rate changes on cash                     (26)        (990)         (913)
                                                     ----------------------------------------
Net increase (decrease) in cash and cash equivalents       (685)      (1,037)        2,030
Cash and cash equivalents at beginning of period          1,181        2,218           188
                                                     ----------------------------------------
Cash and cash equivalents at end of period            $     496      $ 1,181       $ 2,218
                                                     ========================================

See accompanying notes to combined financial statements.

                                 Croda Adhesives

                     Notes to Combined Financial Statements

                 Period from January 1, 2000 to October 31, 2000
                   and years ended December 31, 1999 and 1998
                             (Dollars in Thousands)



1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

On October 31, 2000, Croda International plc (Parent Company) entered into an agreement with Sovereign Specialty Chemicals, Inc. for the sale of certain assets and liabilities of its adhesives business (Croda Adhesives). The acquired business is conducted through various legal entities and divisions controlled by the Parent Company. These legal entities and divisions are as follows:

       ENTITY                   COUNTRY                     OWNERSHIP
--------------------------------------------------------------------------------

Croda Adhesives Inc.          United States     Wholly owned subsidiary of Croda
                                                  Inc.
Croda Adhesives Europe NV     Belgium           Wholly owned subsidiary of Croda
                                                  Investments BV
Croda Adhesives Ltd           United Kingdom    Division of Croda Polymers
                                                  International Ltd.
Croda Italiana Spa            Italy             Division of Croda Investments BV
Croda do Brasil Ltda          Brazil            Division of Croda Investments BV
Croda Nordica AB              Sweden            Division of Croda Chemicals
                                                  International Ltd
Croda Canada Ltd              Canada            Division of Croda Chemicals
                                                  International Ltd

Unless otherwise noted, all references to Croda Adhesives herein refer to the business acquired by Sovereign Specialty Chemicals, Inc as described above. The accompanying financial statements give no effect to this transaction.

Croda Adhesives develops, produces, and distributes adhesives utilized in numerous industrial and commercial applications, such as, overprint coatings, flexible packaging, and printing and publishing. Products are sold and distributed primarily throughout the United States, Belgium, and the United Kingdom.

                                 Croda Adhesives

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts and transactions of Croda Adhesives. All significant intercompany balances and transactions have been eliminated in combination.

CASH AND CASH EQUIVALENTS

Croda Adhesives considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined primarily using the first in first out (FIFO) method.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the respective estimated useful lives of the assets. Machinery and equipment and furniture and fixtures are depreciated over 10 to 15 years. Buildings are depreciated over 40 years. Leasehold improvements are amortized over the lesser of the lease term or 40 years. Depreciation expense was $1,354, $2,201, and $1,797 for the 10 months ended October 31, 2000, and the years ended December 31, 2000 and 1999, respectively.

GOODWILL

Goodwill represents the excess of acquisition cost over the fair value of net assets acquired, and is being amortized using the straight-line method over 30 years. Accumulated amortization of goodwill was $2,194 and $1,828 at October 31, 2000 and December 31, 1999, respectively.

                                 Croda Adhesives

LONG-LIVED ASSETS AND GOODWILL IMPAIRMENT

Long-lived assets and goodwill are reviewed for impairment wherever events or changes in circumstances indicate that the carrying amount of the related asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If the assets' carrying value is not recoverable, an impairment loss is recognized and is measured by the amount by which the carrying value of the asset exceeds its fair value.

INCOME TAXES

Croda Adhesives, as described in Note 1, is a collection of divisions or separate entities formerly all filing as part of the worldwide tax filings of Croda International, plc. The entities included in this report were a part of the filings in many jurisdictions as part of this structure. For purposes of these combined financial statements, income tax expense has been estimated at an effective rate of 40%. Deferred income taxes are based upon the net tax effects of temporary differences between the financial statement carrying amounts and the tax bases of the existing assets and liabilities for financial statement reporting purposes and the amounts used for income tax purposes. Deferred taxes on the non-United States operations are not reflected in the financial statements due to, the amounts not being significant. Management believes that the effective tax rate of 40% appropriately approximates the current and deferred tax position of Croda Adhesives on a stand-alone basis.

REVENUE RECOGNITION

Revenue is recognized when products are shipped to the customer and title transfers.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred. Research and development expenses were $864, $1,215, and $1,131 for the 10 months ended October 31, 2000, and years ended December 31, 1999 and 1998, respectively.

                                 Croda Adhesives

2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

TRANSLATION OF FOREIGN CURRENCIES

There is no historical "reporting currency" for the combined Croda Adhesives business, although the Parent Company reported in British pounds. Each of the entities and divisions in Croda Adhesives uses the local currency of each operation's home country as their functional currency. For purposes of these combined financial statements, each operating unit's functional currency balances were translated into U.S. dollars in accordance with FASB Statement No.
52. Accordingly, assets and liabilities are translated using the exchange rates as of the balance sheet dates and the income statement balances are translated using a weighted-average exchange rate during the applicable period. Adjustments resulting from such translation are included in cumulative translation adjustment, a separate component of stockholders' equity.

SEGMENT INFORMATION

Croda Adhesives operates in one business segment, the adhesives and coatings segment of the specialty chemicals industry. Products are sold worldwide.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, trade accounts receivable, accounts payable and accrued expenses, and other current liabilities approximate to their fair value at October 31, 2000 and December 31, 1999, due to the short-term nature of these instruments.

It is not practical to determine the fair value of long-term payable - parent company because such amounts have no maturity, which makes it difficult to estimate fair value with precision. Amounts in excess of $10.0 million of the long-term note payable - parent company accrues interest at 6.5%. The amounts due to and due from the Parent Company were not acquired by Sovereign Specialty Chemicals, Inc.

Croda Adhesives Europe NV has a month to month revolving credit facility with an effective interest rate that approximates the London Interbank offered rate, which was 6.62% at October 31, 2000. The amounts due under the facility were not assumed by Sovereign Specialty Chemicals, Inc.

                                 Croda Adhesives

2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject Croda Adhesives to significant concentrations of credit risk consist principally of trade accounts receivable. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, Croda Adhesives maintains an allowance for potential credit losses. Croda Adhesives estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect Croda Adhesives' estimate of its allowance for doubtful accounts.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities
- Deferral of the Effective Date of FASB Statement 133," issued June 1999, and amended by Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment to FASB Statement 133," issued June
2000), effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated a part of a hedge and, if it is, the type of hedge transaction. Management of the Croda Adhesives is unsure of the effects, if any, SFAS No. 133 will have on Croda Adhesives operations or its financial position. Croda Adhesives is required to adopt SFAS No. 133 on January 1, 2001.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                 Croda Adhesives

3.  INVENTORIES

Inventories are summarized as follows:


                               OCTOBER 31       DECEMBER 31
                                 2000             1999
                            ------------------------------------

     Raw materials              $4,303            $3,742
     Finished goods              4,767             5,488
                            ------------------------------------
                                $9,070            $9,230
                            ====================================

4.  PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are summarized as follows:

                                          OCTOBER 31       DECEMBER 31
                                             2000             1999
                                      ------------------------------------

Land                                       $   903          $ 1,160
Buildings and improvements                   5,120            6,893
Machinery and equipment                     19,958           19,017
Furniture and fixtures                       2,683            2,378
                                      ------------------------------------
                                            28,664           29,448
Less:  Accumulated depreciation             10,567           11,296
                                      ------------------------------------
                                           $18,097          $18,152
                                      ====================================

5.  RETIREMENT PLANS

PENSION PLAN

Substantially all salaried and hourly employees of Croda Adhesives were participants in various Parent sponsored defined-benefit pension plans. The Parent Company allocates pension costs to Croda Adhesives based on actuarial valuations. For the 10 months ended October 31, 2000, and the years ended December 31, 1999 and 1998, pension plan expenses included in cost of goods sold and selling, general, and administrative expenses were approximately $261, $84, and $64, respectively. Pension plan assets and liabilities are retained by the Parent Company and accordingly not reflected in the accompanying balance sheets.

                                 Croda Adhesives

5.  RETIREMENT PLANS (CONTINUED)

SAVINGS PLAN

Croda Adhesives Inc. sponsors a defined-contribution plan, which is available to all salaried and hourly employees. The plan does not provide for company matching contributions. Amounts expensed under these plans relate primarily to third party administrative costs, which are immaterial during the periods presented.

Croda Adhesive Europe NV sponsors a defined-contribution plan, which is available to all salaried employees. Participating employees contribute to the plan based on a percentage of their compensation which is matched, based on a percentage by Croda Adhesives Europe NV. Amounts expensed under these plans are immaterial during the periods presented.

6.  CAPITAL LEASES

Machinery and equipment under capital leases included within property, plant, and equipment are as follows:

                                         OCTOBER 31       DECEMBER 31
                                            2000             1999
                                     ------------------------------------

Machinery and equipment                     $483            $426
Less:  Accumulated depreciation              252             282
                                     ------------------------------------
                                            $231            $144
                                     ====================================

Future minimum lease payments under capital leases at October 31, 2000, together with the present value of the annual minimum lease payments are as follows:

          Remaining through December 31, 2000      $  22
          2001                                       117
          2002                                        89
          2003                                        33
                                                 -------
          Total minimum payments                     261
          Less:  Amounts representing interest        23
                                                 -------
          Present value of minimum payments          238
          Less:  Current portion                     108
                                                 -------
          Total long-term portion                  $ 130
                                                 =======

                                 Croda Adhesives

7.  OPERATING LEASES

Croda Adhesives leases certain machinery and equipment under noncancelable operating lease agreements. Rent expense was $417, $203, and $234 for the 10 months ended October 31, 2000, and the years ended December 31, 1999 and 1988, respectively. Future minimum annual lease payments under operating leases with initial noncancelable terms extending beyond one year are as follows:

     Remaining through December 31, 2000                $   116
     2001                                                   711
     2002                                                   729
     2003                                                   725
     2004                                                   653
     2005                                                   672
     2006 and thereafter                                   6434
                                                      -----------
                                                        $10,040
                                                      ===========

8.  ENVIRONMENTAL MATTERS

Croda Adhesives is subject to various federal, state, local, and foreign environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of solid and hazardous wastes, the remediation of contamination, and otherwise relating to health, safety, and protection of the environment. These laws and regulations provide for substantial fines and criminal sanctions for violations and impose liability for the costs of clean up, and for certain damages resulting from past spills, disposals, or other releases of hazardous substances. Although there can be no assurance, Croda Adhesives believes that, based in part on investigations conducted, Croda Adhesives will not incur any material liabilities relating to these matters.

9.  SUPPLEMENTAL CASH FLOW INFORMATION

The following table provides supplemental cash flow data in addition to the information provided in the combined statements of cash flows for the 10 months ended October 31, 2000, and years ended December 31, 1999 and 1998:

                                                 OCTOBER 31       DECEMBER 31
                                                    2000         1999     1998
                                                 -------------------------------

Cash paid for:
   Interest                                         $850        $1022     $1,054
   Income taxes                                        -          212         40
Supplemental disclosure of noncash activity:
   Obligation incurred in connection with
    capital leased assets                            117          117         18

                                 Croda Adhesives

10.  INCOME TAXES

The components of the provision for income taxes are as follows for the 10 months ended October 31, 2000, and the years ended December 31,1999 and 1998:

                                    2000          1999            1998
                             -------------------------------------------------

Current income taxes:
   Federal                           $ 89         $248           $ (137)
   State                               20          150              180
   Foreign                              3          618            1,099
                             -------------------------------------------------

Deferred income taxes                  53          (38)              40
                             -------------------------------------------------
Income taxes                         $165         $978           $1,182
                             =================================================

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities at October 31, 2000 and December 31, 1999, are as follows:

                                            2000             1999
                                      ------------------------------------

Deferred tax asset:
   Allowance for doubtful accounts          $   8            $  14

Deferred tax liabilities:
   Accelerated depreciation                  (218)            (180)
   Inventory capitalization                   (29)             (20)
                                      ------------------------------------
Deferred tax liabilities                     (247)            (200)
                                      ------------------------------------
Net deferred tax liability                  $(239)           $(186)
                                      ====================================

              Sovereign Specialty Chemicals, Inc. and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                      Nine Months ended September 30, 2000
                                 (In Thousands)

                                                       Sovereign                      Dr (cr)
                                                       Specialty        Croda        Pro forma     Pro forma   Pro Forma
                                                     Chemicals Inc    Adhesives(1)  Adjustments    Adj. Ref.  Consolidated
                                                     -------------    ---------     -----------    ---------  ------------
Net Sales                                              $ 186,803      $  55,756      $     -                   $ 242,559
Cost of Sales                                            128,197         38,866            -                     167,063
                                                       ---------      ---------      ---------                 ---------
Gross Profit                                              58,606         16,890            -                      75,496
Selling, general and administrative expense               39,626         15,357          1,688       (2)(4)       56,671
                                                       ---------      ---------      ---------                 ---------
Income from operations                                    18,980          1,533         (1,688)                   18,825
Other income, (expense)                                      -             (240)                                    (240)
Interest Expense, net                                    (14,825)          (880)        (3,672)      (3)(5)      (19,377)
                                                       ---------      ---------      ---------                 ---------
Income before income taxes and extraordinary items         4,155            413         (5,359)                     (791)
Income taxes                                               2,276            165         (2,144)      (6)             297
                                                       ---------      ---------      ---------                 ---------
Income before extraordinary loss                           1,879            248         (3,216)                   (1,089)
Extraordinary loss, net of income tax benefit              4,828            -              -                      (4,828)
                                                       ---------      ---------      ---------                 ---------
Net loss                                               $  (2,949)     $     248      $  (3,216)                $  (5,917)

    See accompanying Notes for Pro forma adjustments.


              Sovereign Specialty Chemicals, Inc. and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations
                          Year ended December 31, 1999
                                 (In Thousands)

                                                       Sovereign                      Dr (cr)
                                                       Specialty        Croda        Pro forma     Pro forma   Pro Forma
                                                     Chemicals Inc    Adhesives     Adjustments    Adj. Ref.  Consolidated
                                                     -------------    ---------     -----------    ---------  ------------
Net Sales                                              $ 237,408      $  68,159      $     -                   $ 305,567
Cost of Sales                                            162,550         47,286            -                     209,836
                                                       ---------      ---------      ---------                 ---------
Gross Profit                                              74,858         20,873            -                      95,731
Selling, general and administrative expense               48,350         17,417          2,025       (2)          67,792
Special charges                                           14,153            -              -                      14,153
                                                       ---------      ---------      ---------                 ---------
Income from operations                                    12,355          3,456         (2,025)                   13,786
Other income, (expense)                                      -               32            -                          32
Interest Expense, net                                    (15,076)        (1,044)        (4,418)      (3)(5)      (20,538)
                                                       ---------      ---------      ---------                 ---------
Income before income taxes and extraordinary items        (2,721)         2,444         (6,443)                   (6,720)
Income taxes                                               4,218            978         (2,577)      (6)           2,619
                                                       ---------      ---------      ---------                 ---------
Income before extraordinary loss                          (6,939)         1,466         (3,866)                   (9,339)
Extraordinary loss, net of income tax benefit             (1,055)           -              -                      (1,055)
                                                       ---------      ---------      ---------                 ---------
Net loss                                               $  (7,994)     $   1,466      $  (3,866)                $ (10,394)

    See accompanying Notes for Pro forma adjustments.

              Sovereign Specialty Chemicals, Inc. and Subsidiaries
                        Notes to Consolidated Pro forma
                            Statements of Operations

The accompanying consolidated pro forma statements of operations reflect the acquisition of Croda Adhesives as if the acquisition had occurred January 1, 1999. The adjustments reflect the acquisition as follows:

(1) Reflects Croda Adhesives results of operations for ten months ended October 31, 2000.

(2) Reflects additional amortization expense from the goodwill recorded. Goodwill is being amortized over 15 years. Pro forma amortization expense is $1,688 and $2,025 for the ten months ended October 31, 2000 and the year ended December 31, 1999, respectively.

(3) Eliminates historical interest expense on debt not assumed in the acquisition.

(4) No pro forma adjustment was made to eliminate approximately $600 in salary costs and severance costs of personnel terminated by the Parent Company prior to the acquisition.

(5) Reflects additional interest expense on debt incurred in connection with the acquisition.

(6) Reflects the adjustment to income taxes as a result of the pro forma adjustments described in these Notes using an effective interest rate of 40%.

              Sovereign Specialty Chemicals, Inc. and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 2000
                                 (In Thousands)

                                                      Sovereign                      Dr (cr)
                                                      Specialty        Croda        Pro forma        Pro forma     Pro Forma
                                                    Chemicals Inc    Adhesives(1)  Adjustments       Adj. Ref.   Consolidated
                                                    -------------    ------------  -----------       ---------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents                           $   4,195      $     496      $   1,469        (2)(4)        $   6,160
  Accounts receivable, net                               46,213         12,889            -                           59,102
  Inventories                                            27,540          9,070            -                           36,610
  Deferred income taxes                                   1,175            -              -                            1,175
  Other current assets                                    5,042            888          1,843        (5)               7,773
                                                      ---------      ---------      ---------                      ---------
Total current assets                                     84,165         23,343          3,312                        110,820

Property, plant, and equipment, net                      50,837         18,097         (1,463)       (2)              67,471

Goodwill, net                                           105,099          4,225         30,375        (3)             139,699
Deferred financing costs, net                            10,079            -              -                           10,079
Other assets                                              3,263            -              -                            3,263
                                                      ---------      ---------      ---------                      ---------
Total assets                                          $ 253,443      $  45,665      $  32,225                      $ 331,333


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                    $  21,460      $   8,443      $     -                        $  29,903
  Accrued expenses                                       10,929          1,517          3,500        (6)              15,946
  Other current liabilities                                 223            -              -          (2)                 223
  Current portion of long-term debt                      11,154            840          2,350        (4)              14,344
  Current portion of capital lease obligations              211            108            -                              319
                                                      ---------      ---------      ---------                      ---------
Total current liabilities                                43,977         13,920          5,850                         60,735

Long-term debt, less current portion                    149,526            -           61,001        (4)             210,527
Capital lease obligations, less current portion           3,200            130            -                            3,330
Deferred income taxes                                     2,395            -              -                            2,395
Other long-term liabilities                                 514         26,175        (26,175)       (2)                 514

Stockholders' equity:
  Common stock, $0.01 par value, 2,700,000 shares
    authorized, 1,437,239 issued and outstanding             15            -              -                               15
  Common stock, non-voting, $0.01 par value,
    2,100,000 shares authorized, 731,182 issued
    and outstanding                                           7            -              -                                7
  Additional paid-in-capital                             63,678          2,385         (2,385)       (2)              63,678
  Retained Earnings (accumulated deficit)                (9,993)         7,218         (7,218)       (2)              (9,993)
  Cumulative translation adjustments                        124         (1,151)         1,151        (2)                 124
                                                      ---------      ---------      ---------                      ---------
Total stockholders' equity                               53,831          8,452         (8,452)                        53,831
                                                      ---------      ---------      ---------                      ---------
Total liabilities and stockholders' equity            $ 253,443      $  45,665      $  32,225                      $ 331,333

    See accompanying Notes for Pro forma adjustments.

              SOVEREIGN SPECIALTY CHEMICALS INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED PRO FORMA BALANCE SHEET


The accompanying consolidated pro forma balance sheet reflects the acquisition of Croda Adhesives as if the acquisition had occurred on September 30, 2000. The adjustments to reflect the acquisition are as follows:

     (1) Reflects Croda Adhesives balance sheet at October 31, 2000.

     (2) Per the terms of the sale agreement, certain Croda assets and liabilities were specifically excluded and not acquired by the Company.

     (3) Records the preliminary goodwill arising from the acquisition of Croda Adhesives.

     (4) Reflects amount drawn under the Company's credit facility to finance the acquisition of Croda Adhesives including $1,965 in temporary working capital requirements.

     (5) Reflects the prepayment in connection with the acquisition of value added taxes in the U.K. that will be refunded to the Company.

     (6) Reflects $3 million estimated earn-out and working capital payment relative to Brazilian operations and additional obligations.

     (7) During 2000, the Parent Company restructured Croda Adhesives operations involving the termination of certain employees (see note 4 to unaudited pro forma consolidated statement of operations for the period ended September 30, 2000) and the relocation of certain manufacturing activities from Italy and Belgium to the UK and from an inefficient plant to a new leased facility in Illinois. In connection with these activities, extra operating costs were expensed as incurred.

         In addition, the Company did not purchase Croda Adhesive's real property at its New Jersey plant. This plant is being leased on a short-term basis while production is transferred to another of the Company's plants.

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

     Some of the information presented in, or connected with, this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve potential risks and uncertainties. Our future results could differ materially from those discussed here. Some of the factors that could cause or contribute to such differences include:


          Changes in economic and market conditions that impact the demand for our products and services;

          Risks inherent in international operations, including possible economic, political or monetary instability;

          Uncertainties relating to our ability to consummate our business strategy, including realizing synergies and cost savings from the integration of acquired business.

          The impact of new technologies and the potential effect of delays in the development or deployment of such technologies; and,

          Changes in raw material costs and our ability to adjust selling prices.

     You should not place undue reliance on these forward-looking statements, which are applicable only as of January 16, 2001. All written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing factors. We have no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after January 16, 2001 or to reflect the occurrence of anticipated events.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SOVEREIGN SPECIALTY CHEMICALS, INC.
                                  (registrant)


                                  By: /s/ John R. Mellett
                                      ------------------------------------------
                                      John R. Mellett
                                      Vice President and Chief Financial Officer

Dated: November 15, 2000